                                                                  EXHIBIT 99.f.8

                                                                  EXECUTION COPY



                               MCG MASTER TRUST,

                                   as Issuer

                                      and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                             as Indenture Trustee

                   _________________________________________



                                   INDENTURE

                           Dated as of June 1, 2000

                  __________________________________________


                            MCG MASTER TRUST NOTES

                               TABLE OF CONTENTS
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Section                                                                          Page
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                                   ARTICLE I

                                  Definitions

1.01. Definitions.................................................................  2
1.02. [Reserved]..................................................................  2
1.03. Rules of Construction.......................................................  2

                                  ARTICLE II

                          Original Issuance of Notes

2.01. Form........................................................................  3
2.02. Execution, Authentication and Delivery......................................  3
2.03. Opinions of Counsel.........................................................  4

                                  ARTICLE III

                                   Covenants

3.01. Collection of Payments on Commercial Loans; Accounts........................  5
3.02. Maintenance of Office or Agency.............................................  5
3.03. Money for Payments To Be Held in Trust; Paying Agent........................  5
3.04. Existence...................................................................  6
3.05. Payment of Principal and Interest; Defaulted Interest.......................  7
3.06. Protection of Trust Fund....................................................  7
3.07. Opinions as to Trust Fund...................................................  8
3.08. [Reserved]..................................................................  8
3.09. Performance of Obligations; Sale and Servicing Agreement....................  8
3.10. Negative Covenants..........................................................  9
3.11. Annual Statement as to Compliance...........................................  9
3.12. Recording of Assignments.................................................... 10
3.13. Representations and Warranties Concerning the Commercial Loans.............. 10
3.14. Indenture Trustee's Review of Related Documents............................. 10
3.15. Trust Fund; Related Documents............................................... 10
3.16. Amendments to Sale and Servicing Agreement.................................. 11
3.17. Agents and Bailees.......................................................... 11
3.18. Investment Company Act...................................................... 11
3.19. Issuer May Consolidate, etc., Only on Certain Terms......................... 11
3.20. Successor or Transferee..................................................... 13
3.21. No Other Business........................................................... 13
3.22. No Borrowing................................................................ 13
3.23. Guarantees, Loans, Advances and Other Liabilities........................... 13

                                      ii
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
3.24. Capital Expenditures........................................................ 13
3.25. [Reserved].................................................................. 13
3.26. Restricted Payments......................................................... 13
3.27. Notice of Events of Default................................................. 14
3.28. Further Instruments and Acts................................................ 14
3.29. Statements to Noteholders................................................... 14
3.30.   Grant of Subsequent Commercial Loans...................................... 14
3.31. Determination of Interest Distribution Amount and Other Fees................ 14

                                  ARTICLE IV

              The Notes; Satisfaction and Discharge of Indenture

4.01. The Notes................................................................... 15
4.02. Registration of Transfer and Exchange of Notes.............................. 16
4.03. Mutilated, Destroyed, Lost or Stolen Notes.................................. 22
4.04. Payment of Principal and Interest; Defaulted Interest....................... 23
4.05. Tax Treatment............................................................... 24
4.06. Satisfaction and Discharge of Indenture..................................... 24
4.07. Application of Trust Money.................................................. 24
4.08. Repayment of Moneys Held by Paying Agent.................................... 25

                                   ARTICLE V

                                   Remedies

5.01. Events of Default........................................................... 26
5.02. Acceleration of Maturity, Rescission and Annulment.......................... 26
5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee... 27
5.04. Remedies; Priorities........................................................ 29
5.05. Optional Preservation of the Trust Fund..................................... 30
5.06. Limitation of Suits......................................................... 30
5.07. Unconditional Rights of Noteholders To Receive Principal and Interest....... 31
5.08. Restoration of Rights and Remedies.......................................... 31
5.09. Rights and Remedies Cumulative.............................................. 31
5.10. Delay or Omission Not a Waiver.............................................. 32
5.11. Control by Noteholders...................................................... 32
5.12. Waiver of Past Defaults..................................................... 32
5.13. Undertaking for Costs....................................................... 33
5.14. Waiver of Stay or Extension Laws............................................ 33
5.15. Sale of Trust Fund.......................................................... 33
5.16. Action on Notes............................................................. 34
5.17. Performance and Enforcement of Certain Obligations.......................... 35

                                   ARTICLE VI

                             The Indenture Trustee

6.01. Duties of Indenture Trustee................................................. 36

                                      iii
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
6.02. Rights of Indenture Trustee................................................. 37
6.03. Individual Rights of Indenture Trustee...................................... 38
6.04. Indenture Trustee's Disclaimer.............................................. 38
6.05. Notice of Event of Default.................................................. 38
6.06. Reports by Indenture Trustee to Holders..................................... 38
6.07. Compensation and Indemnity.................................................. 38
6.08. Replacement of Indenture Trustee............................................ 39
6.09. Successor Indenture Trustee by Merger....................................... 40
6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee........... 40
6.11. Eligibility; Disqualification............................................... 42
6.12. [Reserved].................................................................. 42
6.13. Representation and Warranty................................................. 42
6.14. Directions to Indenture Trustee............................................. 43

                                  ARTICLE VII

                        Noteholders' Lists and Reports

7.01. Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders...... 44
7.02. Preservation of Information; Communications to Noteholders.................. 44
7.03. Reports by Indenture Trustee................................................ 44

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

8.01. Collection of Money......................................................... 45
8.02. Trust Accounts.............................................................. 45
8.03. Opinion of Counsel.......................................................... 45
8.04. Termination Upon Distribution to Noteholders................................ 46
8.05. Release of Trust Fund....................................................... 46
8.06. Surrender of Notes Upon Final Payment....................................... 46

                                  ARTICLE IX

                            Supplemental Indentures

9.01. Supplemental Indentures Without Consent of Noteholders...................... 47
9.02. Supplemental Indentures With Consent of Noteholders......................... 48
9.03. Execution of Supplemental Indentures........................................ 50
9.04. Effect of Supplemental Indenture............................................ 50
9.05. [Reserved].................................................................. 50
9.06. Reference in Notes to Supplemental Indentures............................... 50

                                   ARTICLE X

                                  Redemption

10.01. Redemption................................................................. 51
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                                      iv
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
10.02. Form of Redemption Notice.................................................. 51
10.03. Notes Payable on Redemption Date........................................... 52

                                  ARTICLE XI

                                 Miscellaneous

11.01. Compliance Certificates and Opinions, etc.................................. 53
11.02. Form of Documents Delivered to Indenture Trustee........................... 54
11.03. Acts of Noteholders........................................................ 55
11.04. Notices, etc., to Indenture Trustee and others............................. 55
11.05. Notices to Noteholders; Waiver............................................. 56
11.06. Alternate Payment and Notice Provisions.................................... 56
11.07. [Reserved]................................................................. 56
11.08. Effect of Headings......................................................... 56
11.09. Successors and Assigns..................................................... 57
11.10. Separability............................................................... 57
11.11. Benefits of Indenture...................................................... 57
11.12. Legal Holidays............................................................. 57
11.13. GOVERNING LAW.............................................................. 57
11.14. Counterparts............................................................... 57
11.15. Issuer Obligation.......................................................... 57
11.16. No Petition................................................................ 58
11.17. Inspection................................................................. 58
11.18. Limitation of Liability.................................................... 58

Appendix A - Definitions


Exhibit A - Form of Class A Note
Exhibit B - Commercial Loan Schedule
Exhibit C - Form of Wiring Instructions
Exhibit D - Form of Transferee Letter
Exhibit E - Form of Rule 144A Certification

     This Indenture, dated as of June 1, 2000, between MCG MASTER TRUST, a Delaware business trust, as Issuer (the "Issuer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Indenture Trustee (the "Indenture Trustee").

                               WITNESSETH THAT:

     Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Notes. The Owner Trustee is executing this Indenture on behalf of the Issuer on June 16, 2000, and this Indenture is effective vis-a-vis the Issuer as of such date.

                                GRANTING CLAUSE

     To secure payment and performance of the Notes and the other obligations of the Issuer under this Indenture and the other Basic Documents, the Issuer hereby collaterally assigns, pledges and grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties, without recourse, subject to the terms of this Indenture and the other Basic Documents, a security interest in and lien on all of its rights, title and interest in and to the Commercial Loans and all other assets included or to be included from time to time in the Trust Fund whether now owned or hereafter acquired, other than the Transferor's Interest and the Retained Interest, if any, as it may exist from time to time.

                                   ARTICLE I

                                  Definitions

     Section 1.01.  Definitions.  For all purposes of this Indenture, except as
                    -----------
otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Sale and Servicing Agreement dated as of June 1, 2000 among the Issuer, MCG Finance Corporation II and MCG Credit Corporation, which are incorporated by reference herein (as supplemented to the extent indicated therein, by the provisions of the Terms Supplement for a particular Series). All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.02.  [Reserved].
                    ----------

     Section 1.03.  Rules of Construction. Unless the context otherwise
                    ---------------------
requires:

          (i)    a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (iii)  "or" is not exclusive;

          (iv)   "including" means including without limitation;

          (v) words in the singular include the plural and words in the plural include the singular;

          (vi)   any pronouns shall be deemed to cover all genders; and

          (vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                          Original Issuance of Notes

     Section 2.01.  Form.  The Notes, together with the Indenture Trustee's
                    ----
certificate of authentication, shall be in substantially the form set forth in Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any Terms Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined appropriate by the Authorized Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

     The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

     Section 2.02.  Execution, Authentication and Delivery.  The Notes shall be
                    --------------------------------------
executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     At any time and from time to time after the execution and delivery of this Indenture and the related Terms Supplement, Notes of any one or more Series may be executed by the Issuer and delivered to the Indenture Trustee for authentication, and thereupon the same shall be authenticated and delivered by the Indenture Trustee, upon Issuer Request and upon receipt by the Indenture Trustee of the following:


          (a) an Issuer Request authorizing the execution, authentication and delivery of such Notes by the Issuer and specifying the Series, the Classes within such Series, the Final Maturity Date of each Class, the principal amount and the Interest Rate and the method of determining such Interest Rate, of each Class of such Notes to be authenticated and delivered;

          (b) an Officer's Certificate of the Servicer on behalf of the Issuer stating that:

                    (i) the Issuer is not in Default under this Indenture and
              the issuance of the Notes applied for will not cause such a Default, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been satisfied or waived;

                         (ii) the Issuer is the owner of each Commercial Loan then securing such Series and any previously issued Series, has not assigned any interest or participation in any such Commercial Loan (or, if any such interest or participation has been assigned, it has been released) except as provided in the Sale and Servicing Agreement and has the right to Grant each such Commercial Loan owned by it to the Indenture Trustee;

                         (iii) the Issuer has Granted to the Indenture Trustee a lien and security interest in all of its right, title, and interest in each such Commercial Loan and such lien is perfected and of first priority; and

                         (iv) attached thereto are true and correct copies of letters signed by each Rating Agency confirming that the Notes of such new Series have been rated by such Rating Agency, if so rated.

     Each Note shall be dated as of the date specified in the related Terms Supplement. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 2.03.  Opinions of Counsel.  On the Closing Date for each Series of
                    -------------------
Notes, the Indenture Trustee shall have received: (i) an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to securities law matters; (ii) an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to the tax status of the arrangement created by this Indenture; and (iii) an Opinion of Counsel to the Issuer, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to the due authorization, valid execution and delivery of this Indenture and with respect to its binding effect on the Issuer.

                                  ARTICLE III

                                   Covenants

     Section 3.01.  Collection of Payments on Commercial Loans; Accounts.  The
                    ----------------------------------------------------
Indenture Trustee, at the written instruction of the Issuer or the Servicer, shall establish and maintain each of the Accounts specified in Sections 5.01, 5.02, 5.03 and 5.04 of the Sale and Servicing Agreement and such other Accounts as may be set forth in a Terms Supplement. The Issuer will pay or cause to be duly and punctually paid, from the property of the Issuer, the principal of and interest on the Notes of each Series in accordance with the terms of such Notes, this Indenture, the related Terms Supplement and Sale and Servicing Agreement.

     Section 3.02.  Maintenance of Office or Agency.  The Issuer will maintain
                    -------------------------------
with the Indenture Trustee an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     Section 3.03.  Money for Payments To Be Held in Trust; Paying Agent.  As
                    ----------------------------------------------------
provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Note Distribution Account for payments of Notes or under Hedge Transactions shall be paid over to the Issuer except as provided in this
Section 3.03.

     The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

          (i) hold all sums held by it for the payment of amounts due with respect to each Series of Notes and Hedge Transaction in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to each Series of Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

          (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of each Series of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Series of Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

     Section 3.04.  Existence.  The Issuer will keep in full effect its
                    ---------
existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction).

     Section 3.05.  Payment of Principal and Interest.  The Issuer will duly and
                    ---------------------------------
punctually pay the principal of and interest on each Series of Notes in accordance with the Terms Supplement of such Series of Notes, this Indenture and the Sale and Servicing Agreement. Without limiting the foregoing, subject to
Section 8.02(b), the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Remittance Date deposited therein pursuant to the Sale and Servicing Agreement and the applicable Terms Supplement for the benefit of each Series of Notes and Hedging Agreements, to the applicable Noteholders and Hedge Counterparties. Amounts properly withheld under the Code or any applicable state law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

     Section 3.06.  Protection of Trust Fund.  (a) The Servicer, on behalf of
                    ------------------------
the Issuer, will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

          (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

          (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture or any Terms Supplement;

          (iii) enforce any of the Commercial Loans transferred to the Trust as and to the extent commercially reasonable; or

          (iv) preserve and defend title to the Trust Fund and the rights of the Indenture Trustee and the Secured Parties in such Trust Fund against the claims of all persons and parties.

     (b) Except as otherwise provided in or permitted by the Sale and Servicing Agreement, this Indenture or any Terms Supplement, the Indenture Trustee shall not remove any portion of the Trust Fund that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to
Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b)) unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

     The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

     Section 3.07.  Opinions as to Trust Fund.  (a)  On or before the Closing
                    -------------------------
Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel (subject to customary qualifications), such action has been taken with respect to the delivery of the Commercial Loan Notes, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel (subject to customary qualifications), no such action is necessary to make such lien and security interest effective.

     (b) On or before April 30th in each calendar year, beginning with the first calendar year commencing more than four months after the Closing Date of a Series, the Issuer or the Servicer on behalf of the Trust will furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel (subject to customary qualifications), such action has been taken with respect to any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the perfection of the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel (subject to customary qualifications) no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel (subject to customary qualifications), be required to maintain the lien and security interest of this Indenture until April 30th in the following calendar year (subject to customary qualifications).

     Section  3.08.  [Reserved].
                      --------

     Section  3.09.  Performance of Obligations; Sale and Servicing Agreement.
                     --------------------------------------------------------
     (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Fund.

     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Fund, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Fund.

     (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Commercial Loans or under any instrument included in the Trust Fund, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Commercial Loans or any such instrument, except such actions as the Servicer is expressly permitted to take in the Basic Documents.

     (d) If the Issuer shall have knowledge of the occurrence of a Servicer Termination Event, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking in respect of such Servicer Termination Event. If such Servicer Termination Event arises from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Commercial Loans, the Issuer may remedy such failure. So long as any such Servicer Termination Event shall be continuing, the Indenture Trustee may exercise its remedies set forth in Section 9.01 of the Sale and Servicing Agreement. Unless granted or permitted by the Holders of the Notes to the extent provided above, the Issuer may not waive any such Servicer Termination Event or terminate the rights and powers of the Servicer under the Sale and Servicing Agreement.

     Section  3.10.  Negative Covenants.  So long as any Notes are Outstanding,
                     ------------------
the Issuer shall not:

          (i) except as expressly permitted by this Indenture or any other Basic Documents, sell, transfer, exchange or otherwise dispose of the Trust Fund, unless directed to do so by the Indenture Trustee;

          (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Fund;

          (iii) permit the validity or effectiveness of this Indenture or any Terms Supplement to be impaired, or permit the lien of this Indenture or any Terms Supplement to be subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes or any Hedging Agreement under this Indenture except as may be expressly permitted hereby, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture or any Terms Supplement or other Basic Document) to be created on or extend to or otherwise arise upon or burden the Trust Fund or any part thereof or any interest therein or the proceeds thereof or permit the lien of this Indenture or any Terms Supplement not to constitute a valid first priority security interest in the Trust Fund; or

          (iv) except as contemplated in the Basic Documents, dissolve or liquidate in whole or in part.

     Section  3.11.  Annual Statement as to Compliance.  The Issuer will deliver
                     ---------------------------------
to the Indenture Trustee and, if any Series of Notes are rated by a Rating Agency, to the Rating Agencies, within 120 days after the first fiscal year of the Issuer that ends more than four months after the Closing Date for a Series, and each fiscal year thereafter, an Officer's Certificate stating, as to the Person signing such Officer's Certificate, that:

          (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Person's supervision or direction; and

          (ii) to the best of such Person's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been such a default in its compliance with any such condition or covenant, specifying each such default known to such Person and the nature and status thereof.

     Section 3.12.  Recording of Assignments.  The Issuer shall submit or cause
                    ------------------------
to be submitted for recording all Assignments of Mortgages within the time period set forth in the Sale and Servicing Agreement.

     Section 3.13.  Representations and Warranties Concerning the Commercial
                    --------------------------------------------------------
Loans.  The Issuer has pledged to the Indenture Trustee for the benefit of the
-----
Secured Parties all of its rights under the Sale and Servicing Agreement and the Indenture Trustee has the benefit of the representations and warranties made by the Seller in such document concerning the Commercial Loans transferred to the Trust and the right to enforce any remedy against the Seller provided in the Sale and Servicing Agreement, to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

     Section 3.14.  Indenture Trustee's Review of Files.  The Indenture Trustee
                    -----------------------------------
agrees, for the benefit of the Secured Parties, to review the Indenture Trustee's Document Files as provided in Section 2.05 of the Sale and Servicing Agreement.

     Section 3.15.  Trust Fund; Related Documents.  (a)  When instructed to do
                    -----------------------------
so by the Issuer or the Servicer, the Indenture Trustee shall execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture or the Sale and Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article III shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) In order to facilitate the servicing of the Commercial Loans, the Indenture Trustee authorizes the Servicer in the name and on behalf of the Indenture Trustee and the Issuer, to perform its duties and obligations under the Sale and Servicing Agreement and the Indenture Trustee agrees to perform its obligations thereunder in accordance with the terms thereof.

     (c) The Indenture Trustee shall, at such time as there are no Notes Outstanding and each Hedge Transaction has been terminated and each Hedge Counterparty has received all amounts owing to it under its respective Hedging Agreement, release all of the Trust Fund to the Issuer (other than any cash held for the payment of the Notes pursuant to Section 3.03 or 4.06), subject, however, to the rights of the Indenture Trustee under Section 6.07.

     Section 3.16.  Amendments to Sale and Servicing Agreement.  The Indenture
                    ------------------------------------------
Trustee may enter into any amendment or supplement to the Sale and Servicing Agreement only in accordance with Section 11.02 of the Sale and Servicing Agreement. The Indenture Trustee may, in its reasonable discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected in any material respect.

     Section 3.17.  Agents and Bailees.  (a)  Solely for purposes of perfection
                    ------------------
under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Servicer, the Indenture Trustee hereby acknowledges that the Servicer is acting as agent and bailee of the Indenture Trustee and the Trust in holding amounts on deposit in the Principal and Interest Accounts pursuant to Section 4.03 of the Sale and Servicing Agreement, as well as their agent and bailee in holding any documents released to the Servicer pursuant to the Sale and Servicing Agreement, and any other items constituting a part of a Trust Fund which from time to time come into the possession of the Servicer. It is intended that, by the Servicer's execution and delivery of the Sale and Servicing Agreement, the Indenture Trustee, as a secured party, will be deemed to have possession of such documents, such moneys and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Servicer.

     (b) Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Indenture Trustee, if the transfer of the Commercial Loans and the other assets in the Trust Fund by the Seller to the Trust is deemed to be a loan, the Indenture Trustee hereby acknowledges it is acting as agent and bailee of the Trust in holding items constituting a part of the Trust Fund which from time to time come into the possession of the Indenture Trustee.

     Section 3.18.  Investment Company Act.  The Issuer shall not become an
                    ----------------------
"investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition).

     Section 3.19.  Issuer May Consolidate, etc., Only on Certain Terms.  (a)
                    ---------------------------------------------------
The Issuer shall not consolidate or merge with or into any other Person, unless:

          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and Certificates and the performance or observance of every agreement and covenant of this Indenture and any Terms Supplement on the part of the Issuer to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

          (iii)  The Rating Agency Condition shall have been satisfied;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with.

     (b) Except as otherwise permitted hereunder or under the other Basic Documents, the Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Fund, to any Person, unless:

          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Secured Parties, unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii)  The Rating Agency Condition shall have been satisfied;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 3.20.  Successor or Transferee.  (a)  Upon any consolidation or
                    -----------------------
merger of the Issuer in accordance with Section 3.19(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and any Terms Supplement with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.19(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee that the Issuer is to be so released.

     Section 3.21.  No Other Business.  The Issuer shall not engage in any
                    -----------------
business other than financing, purchasing, owning, selling, managing and enforcing the Commercial Loans in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

     Section 3.22.  No Borrowing.  The Issuer shall not issue, incur, assume,
                    ------------
guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes, any Hedge Transaction and any other indebtedness permitted by the Basic Documents.

     Section 3.23.  Guarantees, Loans, Advances and Other Liabilities.  Except
                    -------------------------------------------------
as contemplated by this Indenture, any Terms Supplement, the Sale and Servicing Agreement or any other Basic Document, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 3.24.  Capital Expenditures.  The Issuer shall not make any
                    --------------------
expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.25.  [Reserved].
                     --------

     Section 3.26.  Restricted Payments.  The Issuer shall not, directly or
                    -------------------
indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (w) distributions to the Owner Trustee, the Trust Company and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement and the Sale and Servicing Agreement,
(x) payment to the Servicer and/or the Seller pursuant to the terms of the Sale and Servicing Agreement or the other Basic Documents and (y) payments to the Indenture Trustee pursuant to Section 5.03 of the Sale and Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Note Distribution Account except in accordance with this Indenture and the Basic Documents.

     Section 3.27.  Notice of Events of Default.  The Issuer shall give the
                    ---------------------------
Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

     Section 3.28.  Further Instruments and Acts.  Upon request of the Indenture
                    ----------------------------
Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.29.  Statements to Noteholders.  The Indenture Trustee shall
                    -------------------------
forward by mail to each Noteholder the statement delivered to it pursuant to
Section 5.09 of the Sale and Servicing Agreement.

     Section 3.30.  Grant of Subsequent Commercial Loans.   (a) In consideration
                    ------------------------------------
of the delivery on each Transfer Date to or upon the order of the Seller of all or a portion of the amount on deposit in the Funding Account, the Issuer shall grant to the Indenture Trustee, for the benefit of the Secured Parties, a security interest in all of its right, title and interest in the Commercial Loans being transferred on such Transfer Date, other than the Transferor's Interest and the Retained Interest, if any, in such Commercial Loans.

     (b) The obligation of the Indenture Trustee to accept the Grant of the Commercial Loans and the other property and rights related thereto described in paragraph (a) above is subject to the satisfaction of the conditions set forth in Section 2.09 of the Sale and Servicing Agreement.

     Section 3.31.  Determination of Interest Distribution Amount and Other
                    -------------------------------------------------------
Fees.   Except as otherwise set forth in a Terms Supplement, until the Aggregate
Invested Amount has been reduced to zero, the Servicer shall determine the Interest Distribution Amount for each Interest Accrual Period and shall inform the Seller and the Indenture Trustee at their respective facsimile numbers given to the Servicer in writing thereof. Any such determination by the Servicer of the Interest Distribution Amount shall be binding upon all parties absent manifest error.

                                  ARTICLE IV

              The Notes; Satisfaction and Discharge of Indenture

     Section 4.01.  The Notes.  The Notes may, as provided herein, be issued in
                    ---------
one or more Series, each of which Series may consist of only one Class of Notes or may be divided into two or more Classes, with such further particular designations added or incorporated in such title for the Notes of any particular Series or Class as the Issuer may determine.

     The Notes shall be issued in the names and denominations as may be set forth on an Issuer Request delivered to the Indenture Trustee as prescribed by the terms of the Terms Supplement creating the particular Series.

     The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.

     Each Note shall bear upon the face thereof the designation so selected for the Series and Class to which it belongs. All Notes of the same Series and Class shall be identical in all respects except for the denominations and dates thereof. All Notes of all Classes within any one Series at any time Outstanding shall be identical except for differences among the Notes of the different Classes within such Series as specified in the applicable Terms Supplement. All Notes of a particular Series issued under this Indenture shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.


     Each Series of Notes shall be created by a Terms Supplement authorized by the Trust Agreement and establishing the terms and provisions of such Series, specifying the types of Commercial Loans and any other property to be included in the Trust Fund therefor and (subject to Section 3.30(a) above) Granting such Trust Fund as security for all previously issued and Outstanding Series of Notes and the Series of Notes created thereby. The several Series may differ in respect of any of the following matters:

               (1)  designation of the Series;

               (2)  dating of the Notes of the Series and Interest Accrual
                    Period;

               (3) the number of Classes and the Invested Amount of each such Class which may be issued;

               (4) Interest Rate for each Class and the method for determining such Interest Rate, including the applicable Interest Accrual Period;

               (5) Final Maturity Date on which the final installment of principal of each Class is to be paid;

               (6) place or places for the payment of the final installment of principal or the manner in which Noteholders will be informed of such place or places;

               (7)  denominations;

               (8)  Record Dates and Remittance Dates for each Class;

               (9) the amount, if any, to be deposited at the Closing Date in the Expense Account;

               (10) any items required to be delivered to the Indenture Trustee on the Closing Date for such Series pursuant to Section
                    2.02;

               (11) provisions with respect to terms defined in Appendix A to the Sale and Servicing Agreement for which the definitions set forth therein require or permit further specification in the related Terms Supplement;

               (12) restrictions, if any, on the transferability of the Notes of such Series; and

               (13) any other provisions expressing or referring to the terms and conditions upon which the Notes of that Series are to be issued under this Indenture which are not in conflict with the provisions of this Indenture.

          In authorizing the issuance of any Series, the Issuer, by Issuer Request, shall determine and specify all matters in respect of the Notes of such Series set forth in clauses (1) to (13), inclusive, to the extent applicable, and shall also determine and specify the forms of Notes of such Series, in compliance with the terms of this Indenture.

     Section 4.02.  Registration of Transfer and Exchange of Notes.
                    ----------------------------------------------

                    (a) The Indenture Trustee shall cause to be kept a Note Register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes as herein provided. The Indenture Trustee shall be "Note Registrar" for the purpose of registering Notes and transferring Notes as herein provided. The Note Register shall contain the name, remittance instructions, Class of Notes and Percentage Interest of each Noteholder as well as the Series and the number in the Series.

                    (b) Upon surrender for registration of transfer of any Note at the office of the Note Registrar and, upon satisfaction of the conditions set forth below, the Issuer shall execute in the name of the designated transferee or transferees, a new Note of the same Percentage Interest and dated the date of authentication by the Indenture Trustee. The Note Registrar shall notify the Servicer and the Indenture Trustee of any such transfer.

                    (c) Unless otherwise provided in the related Terms Supplement, each Class and Series of Notes shall be issued in minimum denominations of $100,000 original principal amount and integral multiples of $1,000 in excess thereof, except that one Note of each Class may be in a different denomination so that the sum of the denominations of all outstanding Notes of such Class shall equal the applicable Invested Amount of such Class.

                    The Book-Entry Notes (i) shall be delivered by the Issuer to the Securities Depository or, pursuant to the Securities Depository's instructions, shall be delivered by the Issuer on behalf of the Securities Depository to and deposited with the DTC Custodian, and in each case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

                    "Unless this Note is presented by an authorized
               representative of The Depository Trust Company, a New York corporation ("DTC"), to the Note Registrar or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

                    The Book-Entry Notes may be deposited with such other Securities Depository as the Issuer may from time to time designate, and shall bear such legend as may be appropriate; provided that such successor Securities
                                        --------
Depository maintains a book-entry system that qualifies to be treated as "registered form" under Section 163(f)(3) of the Code.

                    The Issuer and the Indenture Trustee are hereby authorized to execute and deliver a Letter of Representations with the Securities Depository relating to the respective Class and Series of Notes as prescribed in the Terms Supplement.

                    (d) With respect to Notes registered in the Note Register in the name of Cede & Co., as nominee of the Securities Depository, the Issuer, the Servicer, the Owner Trustee, the Indenture Trustee, the Originator and the Seller shall have no responsibility or obligation to Securities Depository Participants or beneficial owners for which the Securities Depository holds Notes from time to time as a Securities Depository. Without limiting the immediately preceding sentence, the Issuer, the Servicer, the Indenture Trustee, the Originator and the Seller shall have no responsibility or obligation with respect to (a) the accuracy of the records of the Securities Depository, Cede & Co., or any Securities Depository Participant with respect to the ownership interest in the Notes, (b) the delivery to any Securities Depository Participant or any other Person, other than a registered Holder of a Note, (c) the payment to any Securities Depository Participant or any other Person, other than a registered Holder of a Note as shown in the Note Register, of any amount with respect to any distribution of principal or interest on the Notes or (d) the making of book-entry transfers among Securities Depository Participants of the Securities Depository with respect to Notes registered in the Note Register in the name of the nominee of the Securities Depository. No Person other than a registered Holder of a Note as shown in the Note Register shall receive a Note evidencing such Note.

                    (e) Upon delivery by the Securities Depository to the Indenture Trustee of written notice to the effect that the Securities Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of distributions by the mailing of checks or drafts to the registered Holders of Notes appearing as registered Owners in the Note Register on a Record Date, the name "Cede & Co." in this Indenture shall refer to such new nominee of the Securities Depository.

                    (f) In the event that (i) the Securities Depository or the Servicer advises the Indenture Trustee in writing that the Securities Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Servicer is unable to locate a qualified successor or (ii) the Servicer at its sole option elects to terminate the book-entry system through the Securities Depository, the Book-Entry Notes shall no longer be restricted to being registered in the Note Register in the name of Cede & Co. (or a successor nominee) as nominee of the Securities Depository. At that time, the Servicer may determine that the Book-Entry Notes shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then upon surrender to the Note Registrar of the Book-Entry Notes by the Securities Depository, accompanied by the registration instructions from the Securities Depository for registration, the Indenture Trustee shall at the Servicer's expense authenticate Individual Notes. Neither the Servicer, the Issuer, the Owner Trustee nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Individual Notes, the Indenture Trustee, the Note Registrar, the Servicer, the Owner Trustee, any Paying Agent and the Issuer shall recognize the Holders of the Individual Notes as Noteholders hereunder.

                    (g) Notwithstanding any other provision of this Agreement to the contrary, so long as any Book-Entry Notes are registered in the name of Cede & Co., as nominee of the Securities Depository, all distributions of principal and interest on such Book-Entry Notes and all notices with respect to such Book-Entry Notes shall be made and given, respectively, in the manner provided in the Letter of Representations.

                    At the option of the Noteholders, Notes may be exchanged for other Notes of a like aggregate Percentage Interest of the same Series and Class upon surrender of the Notes to be exchanged at the office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuer shall execute the Notes which the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for transfer or exchange shall be accompanied by wiring instructions, if applicable, in the form of Exhibit C.

                    (h) No service charge shall be made for any transfer or exchange of Notes, but prior to transfer the Note Registrar may require payment by the transferor of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

                    All Notes surrendered for payment, transfer and exchange or redemption shall be marked canceled by the Note Registrar and retained for one year and destroyed thereafter.

                    (i) By acceptance of an Individual Note, whether upon original issuance or subsequent transfer, each holder of such a Note acknowledges the restrictions on the transfer of such Note set forth in the Securities Legend and agrees that it will transfer such a Note only as provided herein. In addition to the provisions of Section 4.02(o), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Note to a transferee that takes delivery in the form of an Individual Note:

                    (i) The Note Registrar shall register the transfer of an Individual Note if the requested transfer is being made to a transferee who has provided the Note Registrar with a Rule 144A Certification as attached as Exhibit E; or

                    (ii) The Note Registrar shall register the transfer of any
               Individual Note if (x) the transferor has advised the Note Registrar in writing that the Note is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Note Registrar a Transferee Letter, provided that, if based upon an Opinion of Counsel (provided by and at the expense of the transferor or the transferee) to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Note Registrar may as a condition of the registration of any such transfer require the transferor to furnish other certifications, legal opinions or other information prior to registering the transfer of an Individual Note.

                    (j) Subject to Section 4.02(o), so long as the Book-Entry Note remains outstanding and is held by or on behalf of the Securities Depository, transfers of beneficial interests in the Book-Entry Note, or transfers by holders of Individual Notes to transferees that take delivery in the form of beneficial interests in the Book-Entry Note, may be made only in accordance with this Section 4.02(k) and in accordance with the rules of the Securities Depository.

                    (i) In the case of a beneficial interest in the Book-Entry Note being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Note or Notes and the Note Registrar shall register such transfer only upon compliance with the provisions of Section 4.02(i)(ii).

               (ii) In the case of a beneficial interest in the Book-Entry Note being transferred to a transferee that takes delivery in the form of an Individual Note or Notes, except as set forth in clause (i) above, the Note Registrar shall register such transfer only upon compliance with the provisions of Section 4.02(i)(i).

               (iii) In the case of an Individual Note being transferred to a transferee that takes delivery in the form of a beneficial interest in a Book-Entry Note, the Note Registrar shall register such transfer if the transferee has provided the Note Registrar with a Rule 144A Certification.

               (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Book-Entry Note to a transferee that takes delivery in the form of a beneficial interest in the Book-Entry Note.

               (k) Subject to Section 4.02(o), an exchange of a beneficial interest in the Book-Entry Note for an Individual Note or Notes, an exchange of an Individual Note or Notes for a beneficial interest in the Book-Entry Note and an exchange of an Individual Note or Notes for another Individual Note or Notes (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Book-Entry Note, so long as such Note remains outstanding and is held by or on behalf of the Securities Depository) may be made only in accordance with this Section 4.02(e) and in accordance with the rules of the Securities Depository.

               (i) A holder of a beneficial interest in the Book-Entry Note may at any time exchange such beneficial interest for an Individual Note or Notes.

               (ii) A holder of an Individual Note may exchange such Note for a beneficial interest in the Book-Entry Note if such holder furnishes to the Note Registrar a Rule 144A Certification.

               (iii) A holder of an Individual Note may exchange such Note for an equal aggregate principal amount of Individual Notes in different authorized denominations without any certification.

               (l) (i) Upon acceptance for exchange or transfer of an Individual Note for a beneficial interest in the Book-Entry Note as provided herein, the Note Registrar shall cancel such Individual Note and shall (or shall request the Securities Depository to) endorse on the schedule affixed to the applicable Book-Entry Note (or on a continuation of such schedule affixed to the Book-Entry Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and an increase in the Note balance of the Book-Entry Note equal to the Note balance of such Individual Note exchanged or transferred therefor.

               (ii) Upon acceptance for exchange or transfer of a beneficial interest in the Book-Entry Note for an Individual Note as provided herein, the Note Registrar shall (or shall request the Securities Depository to) endorse on the schedule affixed to the Book-Entry Note (or on a continuation of such schedule affixed to the Book-Entry Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Note balance of the Book-Entry Note equal to the Note balance of such Individual Note issued in exchange therefor or upon transfer thereof.

               (m)   The Securities Legend shall be placed on any Individual
Note issued in exchange for or upon transfer of another Individual Note or of a beneficial interest in the Book-Entry Note.

               (n) Subject to the restrictions on transfer and exchange set forth in this Section 4.02, the holder of any Note may transfer or exchange the same in whole or in part of the same Series and Class (in an initial Note balance equal to a minimum denomination of $1,000,000 or any integral multiple of $1,000 in excess thereof, or such other denominations as may be set forth in a Terms Supplement) by surrendering such Note at the Corporate Trust Office of the Indenture Trustee, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Note Registrar in the case of transfer and a written request for exchange in the case of exchange. Following a proper request for transfer or exchange, the Note Registrar shall, within five Business Days of such request made at such Corporate Trust Office, cause the Indenture Trustee to authenticate and the Note Registrar to deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, a Note or Notes, as the case may require, for a like aggregate Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Note shall not be valid unless made at the Corporate Trust Office of the Indenture Trustee by the registered holder in person, or by a duly authorized attorney-in-fact.

               (o) No transfer of any Note shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. No transfer of any Note shall be made if such transfer would require the Issuer to register as an "investment company" under the Investment Company Act. In the event of any such transfer, (i) the Indenture Trustee may require a written Opinion of Counsel from and at the expense of the transferor or transferee (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Indenture Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Indenture Trustee, the Seller, the Servicer, the Issuer, the Owner Trustee or the Trust and (ii) the Indenture Trustee shall require the transferee to execute a Transferee Letter certifying to the Issuer and the

Indenture Trustee the facts surrounding such transfer, which Transferee Letter shall not be an expense of the Indenture Trustee, the Seller, the Servicer or the Trust. The holder of a Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Indenture Trustee, the Seller, the Issuer, the Owner Trustee and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Issuer, the Indenture Trustee, the Owner Trustee, the Servicer or the Trust intends or is obligated to register or qualify any Note under the Securities Act or any state securities laws.

                    (p) Except as may otherwise be set forth in a Terms Supplement, no Note may be acquired directly or indirectly, for, on behalf of or with the assets of an employee benefit plan or other retirement arrangement subject to ERISA, and/or Section 4975 of the Code (collectively, a "Plan"), unless such Note is being acquired pursuant to (i) Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23"), regarding investments determined by in-house asset managers, (ii) PTCE 95-60, regarding investments by insurance company pooled accounts; (iii) PTCE 91-38, regarding investments by bank collective investment funds; (iv) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (v) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers or some other applicable prohibited transaction exemption. No transfer of a Note representing an Individual Note shall be made unless the Indenture Trustee shall have received a certification from the transferee of such Individual Note, acceptable to and in form and substance satisfactory to the Indenture Trustee and the Issuer, to the effect that such transferee is acquiring a Note in conformance with the requirements of the preceding sentence. Notwithstanding anything else to the contrary herein, in the event any purported transfer of any Note representing an Individual Note is made without delivery of the certification referred to above, such certification shall be deemed to have been made by the Transferee by its acceptance of such Individual Note.

     Section 4.03.  Mutilated, Destroyed, Lost or Stolen Notes.  Subject to UCC
                    ------------------------------------------
(S) 8-405, if (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Series, tenor, aggregate initial principal amount and Class bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven calendar days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 4.04.  Payment of Principal and Interest; Defaulted Interest.  (a)
                    -----------------------------------------------------
Unless otherwise provided in the related Terms Supplement, the Notes shall accrue interest during each Interest Accrual Period on the basis of the actual number of days elapsed during such Interest Accrual Period and a year assumed to consist of 360 days. Any installment of interest or principal, if any, payable on any Series of Notes which is punctually paid or duly provided for by the Issuer on the applicable Remittance Date shall be paid to the Person in whose name such Note is registered on the Record Date by check or wire transfer in immediately available funds (as set forth in the Sale and Servicing Agreement) to the account designated by such Person and except for the final installment of principal payable with respect to such Note on a Remittance Date or on the Final Maturity Date (and except for the Termination Price for any Note called for redemption pursuant to Section 10.01) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

     (b) The principal of each Series of Notes shall be payable in installments on each Remittance Date as provided in the applicable Terms Supplement or Sale and Servicing Agreement. Notwithstanding the foregoing, the entire unpaid principal amount of each Class of Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee with the consent of the Holders of the Notes representing not less than a majority of the Aggregate Invested Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments on each Class of Notes shall be made in the order and priorities set forth herein, in the applicable Terms Supplement and in the Sale and Servicing Agreement. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Remittance Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Remittance Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

          (c) Unless otherwise provided in the Terms Supplement, all payments made with respect to any Note shall be applied first to the interest then due and payable on such Note and then to the principal thereof.

          Interest on the unpaid principal amount of each Outstanding Note of a Class shall be payable on each Remittance Date for such Class at the Interest Rates applicable to such Note for the related Interest Accrual Periods.

     Section 4.05.  Tax Treatment.  The Issuer has entered into this Indenture,
                    -------------
and each Series of Notes will be issued, with the intention that, except as otherwise set forth in a Terms Supplement, for federal, state and local income, business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note, agree to treat the Notes for federal, state and local income, business and franchise tax purposes as indebtedness of the Issuer, except as otherwise set forth in a Terms Supplement.

     Section 4.06.  Satisfaction and Discharge of Indenture.  This Indenture
                    ---------------------------------------
shall cease to be of further effect with respect to a Series of Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes of such Series, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.10, 3.19, 3.21, 3.22, 4.05 and 11.16, (v) the
rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.07) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

                    (A) all Notes of such Series theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; and

                    (B) the Issuer has delivered to the Indenture Trustee an Officer's Certificate meeting the applicable requirements of Section 11.01 and, subject to Section 11.01, stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Section 4.07.  Application of Trust Money.  All moneys deposited with the
                    --------------------------
Indenture Trustee pursuant to Section 4.06 hereof shall be held in trust and shall be applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of Notes and the Hedge Counterparties for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

     Section 4.08.  Repayment of Moneys Held by Paying Agent.  In connection
                    ----------------------------------------
with the satisfaction and discharge of this Indenture with respect to a Series of Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Series of Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                   ARTICLE V

                                   Remedies

     Section 5.01.  Events of Default.  "Event of Default," wherever used
                    -----------------
herein, shall have the meaning provided in Appendix A to the Sale and Servicing Agreement and any Terms Supplement.

     The Issuer shall deliver to the Indenture Trustee and the Rating Agencies, within two Business Days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Event of Default, or any event that with notice or the passage of time, or both, would become an Event of Default its status and what action the Issuer is taking or proposes to take with respect thereto.

     Section 5.02.  Acceleration of Maturity; Rescission and Annulment.   If an
                    --------------------------------------------------
Event of Default should occur and be continuing with respect to any Series of Notes, then and in every such case the Indenture Trustee with the consent of the Holders of the Notes representing not less than a majority of the Aggregate Invested Amount of all Notes may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of the Notes representing a majority of the Aggregate Invested Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

          (A) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

               (i) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

               (ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

          (B) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     Section 5.03.  Collection of Indebtedness and Suits for Enforcement by
                    -------------------------------------------------------
Indenture Trustee.  (a)  The Issuer covenants that if (i) default is made in the
-----------------
payment of any interest on any Series of Notes when the same becomes due and payable, and such default continues for a period of three Business Days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Series of Notes when the same becomes due and payable, and such default continues for a period of three Business Days, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Secured Parties, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, with the consent of the Majority Noteholders and subject to the provisions of Section 11.17 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon any Series of Notes and collect in the manner provided by law out of the Trust Fund, wherever situated, the moneys adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee subject to the provisions of Section 11.17 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Secured Parties and by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Fund, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of such Series of Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Secured Parties allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties and of the Indenture Trustee on their behalf; and

          (iv) to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Secured Parties to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Secured Parties, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     Section 5.04.  Remedies; Priorities.  (a)  If an Event of Default shall
                    --------------------
have occurred and be continuing, subject to the provisions of Section 11.17 hereof, the Indenture Trustee may do one or more of the following:

          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Sale and Servicing Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Fund;

          (iii) exercise any remedies of a secured party under the UCC (other than Sections 9-502 and 9-503) and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Holders of the Notes and the Secured Parties; and

          (iv) sell the Trust Fund or any portion thereof or rights or interest therein;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Fund following an Event of Default, other than a default in the payment of any principal or interest on the Notes of such Series for thirty
(30) days or more, unless (A) the Holders of 100% of the Invested Amount of the Notes of such Series consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest or (C) the Indenture Trustee determines that the Commercial Loans will not continue to provide sufficient funds for the payment of principal of and interest on the Notes, as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of not less than 66-2/3% of the Aggregate Invested Amount of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Fund for such purpose. Notwithstanding the foregoing, so long as a Servicer Termination Event has not occurred, any Sale of the Trust Fund shall be made subject to the continued servicing of the Commercial Loans by the Servicer as provided in the Sale and Servicing Agreement.

     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

          FIRST: to the Indenture Trustee for amounts due under Section 6.07 and then to the Owner Trustee in its individual capacity for amounts due under Sections 8.01 and 8.02 of the Trust Agreement;

          SECOND: to any Hedge Counterparty under a Hedging Agreement, all amounts due other than Hedge Breakage Costs;

          THIRD: to Noteholders for amounts due and unpaid on each Series of Notes for interest, principal and such other amounts as may be set forth in a Terms Supplement;

          FOURTH: to any Hedge Counterparty under a Hedging Agreement, all amounts due, if any, as Hedge Breakage Costs; and

          FIFTH: to the Issuer for amounts required to be distributed to the Certificateholders.

     The Indenture Trustee may fix a record date and Remittance Date for any payment to Noteholders pursuant to this Section 5.04. At least 5 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the Remittance Date and the amount to be paid.

     Section 5.05.  Optional Preservation of the Trust Fund.  If the Notes have
                    ---------------------------------------
been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Fund. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Fund. In determining whether to maintain possession of the Trust Fund, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Fund for such purpose.

     Section 5.06.  Limitation of Suits.  No Holder of any Note of any Series
                    -------------------
shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section
11.17 hereof:


     (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

     (ii) the Holders of not less than 25% of the Invested Amount of the Notes of such Series have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

     (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

     (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

     (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Invested Amount of the Notes of such Series.

     It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Invested Amount of the Notes of such Series, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     Section 5.07.  Unconditional Rights of Noteholders To Receive Principal and
                    ------------------------------------------------------------
Interest.  Notwithstanding any other provisions in this Indenture, the Holder of
--------
any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and such right shall not be impaired without the consent of such Holder.

     Section 5.08.  Restoration of Rights and Remedies.  If the Indenture
                    ----------------------------------
Trustee or any Secured Party has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Secured Party, then and in every such case the Issuer, the Indenture Trustee and the Secured Parties shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Secured Parties shall continue as though no such Proceeding had been instituted.

     Section 5.09.  Rights and Remedies Cumulative.  No right or remedy herein
                    ------------------------------
conferred upon or reserved to the Indenture Trustee or to the Secured Parties is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10.  Delay or Omission Not a Waiver.  No delay or omission of the
                    ------------------------------
Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Secured Parties, as the case may be.

     Section 5.11.  Control by Noteholders.  The Majority Noteholders shall have
                    ----------------------
the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

          (i) such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii) any direction to the Indenture Trustee to sell or liquidate the Trust Fund shall be by Holders of the Notes representing not less than 100% of the Invested Amount of the Notes of each Series;

          (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Fund pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Invested Amount of the Notes of each Series to sell or liquidate the Trust Fund shall be of no force and effect; and

          (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Secured Parties set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Secured Parties not consenting to such action.

     Section 5.12.  Waiver of Past Defaults.  Prior to the declaration of the
                    -----------------------
acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Invested Amount of the Notes of each Series, may waive any past Event of Default and its consequences except an Event of Default with respect to payment of principal of or interest on any of the Notes or in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Secured Parties shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Section 5.13.  Undertaking for Costs.  All parties to this Indenture agree,
                    ---------------------
and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 25% of the Aggregate Invested Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

     Section 5.14.  Waiver of Stay or Extension Laws.  The Issuer covenants (to
                    --------------------------------
the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15.  Sale of Trust Fund.  (a)  The power to effect any sale or
                    ------------------
other disposition (a "Sale") of any portion of a Trust Fund pursuant to Section
5.04 is expressly subject to the provisions of this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Fund remaining unsold, but shall continue unimpaired until the entire Trust Fund shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale; provided that such waiver shall not diminish the Indenture Trustee's rights under Section 6.07.

     (b) The Indenture Trustee shall not in any private Sale sell the Trust Fund, or any portion thereof, unless

          (i) the Holders of all Notes of the respective Term, Class and Series consent to or direct the Indenture Trustee to make, such Sale, or

          (ii) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes, in full payment thereof in accordance with Section 5.02, on the Remittance Date next succeeding the date of such Sale, or

          (iii) the Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Trust Fund set forth in Section 5.05 cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking or accounting firm obtained and delivered as provided in Section 5.05, and the Holders representing at least 66-2/3% of the Aggregate Invested Amount of the Notes consent to such Sale, which consent will not be unreasonably withheld).

          The purchase by the Indenture Trustee of all or any portion of a Trust Fund at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

     (c)  In connection with a Sale of all or any portion of the Trust Fund;

          (i) any Holder or Holders of Notes may bid for and purchase the property offered for Sale, and upon compliance with the terms of Sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such Sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

          (ii) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Fund in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes as a result of such Sale in accordance with Section 5.04(b) on the Remittance Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

          (iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Fund in connection with a Sale thereof;

          (iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Fund in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

          (v) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     Section 5.16.  Action on Notes.  The Indenture Trustee's right to seek and
                    ---------------
recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture and each Terms Supplement nor any rights or remedies of the Indenture Trustee or the Secured Parties shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Fund or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with
Section 5.04(b).

     Section 5.17.  Performance and Enforcement of Certain Obligations.  (a)
                    --------------------------------------------------
Promptly following a request from the Indenture Trustee to do so during an Event of Default, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Basic Documents, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Basic Documents to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Basic Documents.

     (b) If a Servicer Termination Event has occurred and is continuing, the Indenture Trustee, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Aggregate Invested Amount of the Notes, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Servicer, of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall not be suspended.

                                  ARTICLE VI

                             The Indenture Trustee

     Section 6.01.  Duties of Indenture Trustee.  (a)  If an Event of Default
                    ---------------------------
has occurred and is continuing and a Responsible Officer of the Indenture Trustee has actual knowledge of such Event of Default, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs with respect to the Trust Fund.

     (b)  Except during the continuance of an Event of Default:

          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and any Terms Supplement and no implied covenants or obligations shall be read into this Indenture or any Terms Supplement against the Indenture Trustee; and

          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to this Section 6.01.

     (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

     (g) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, to expend or risk its own funds or otherwise incur financial liability or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless the Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses, and liabilities that might be incurred by it in compliance with the request or direction.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

     (i) The Indenture Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer assigned to and working in the Indenture Trustee's Corporate Trust Office has actual knowledge thereof.

     Section 6.02.  Rights of Indenture Trustee.  (a)  The Indenture Trustee may
                    ---------------------------
rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or, with respect to legal matters, an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Indenture Trustee shall not be bound to make any investigation into the performance of the Issuer or the Servicer under this Indenture or any other Basic Document or into the matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other document, but the Indenture Trustee, in its discretion, may make any further inquiry or investigation into those matters that it deems appropriate, and if the Indenture Trustee determines to inquire further, it shall be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney.

     (g) If the Indenture Trustee is also acting as Paying Agent or as Note Registrar, the rights and protections afforded to the Indenture Trustee pursuant to this Article shall also be afforded to it in such additional capacities.

     Section 6.03.  Individual Rights of Indenture Trustee.  The Indenture
                    --------------------------------------
Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Registrar, co-registrar, Paying Agent or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

     Section 6.04.  Indenture Trustee's Disclaimer.  The Indenture Trustee shall
                    ------------------------------
not be (i) responsible for and makes no representation as to the validity or adequacy of this Indenture, the Sale and Servicing Agreement, the Trust Agreement, any other Basic Document, the validity or sufficiency of any security interest intended to be created or the characterization of the Notes for tax purposes or the Notes, (ii) accountable for the Issuer's use of the proceeds from the Notes, and (iii) responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     Section 6.05.  Notice of Event of Default.  The Indenture Trustee shall
                    --------------------------
mail to each Noteholder and the Owner Trustee notice of an Event of Default within 90 days after the Indenture Trustee has actual knowledge thereof in accordance with Section 6.01(i). Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders of such Series.

     Section 6.06.  Reports by Indenture Trustee to Holders.  Upon the Issuer's
                    ---------------------------------------
or a Noteholder's written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer or such Noteholder that is reasonably available to the Indenture Trustee to enable the Issuer or such Noteholder to perform its federal and state income tax reporting obligations.

     Section 6.07.  Compensation and Indemnity.  The Issuer shall or shall cause
                    --------------------------
the Seller to pay to the Indenture Trustee on each Remittance Date such reasonable compensation for its services as shall have been agreed to between the Seller and the Indenture Trustee. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Seller to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall or shall cause the Seller to indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder or under any other Basic Document. The Indenture Trustee shall notify the Issuer and the Seller promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Seller shall not relieve the Issuer or the Seller of its obligations hereunder or under the Trust Agreement. Neither the Issuer nor the Seller need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     The Issuer's payment obligations to the Indenture Trustee pursuant to this
Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in clauses (ii) or (iii) of the definition of "Event of Default" with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     Section 6.08.  Replacement of Indenture Trustee.  No resignation or removal
                    --------------------------------
of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Majority Noteholders or the Issuer, with the written consent of the Majority Noteholders, may remove the Indenture Trustee by so notifying the Indenture Trustee and the Rating Agencies in writing and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:



          (i)   the Indenture Trustee fails to comply with Section 6.11;

          (ii)  the Indenture Trustee is adjudged a bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property;

          (iv)  the Indenture Trustee otherwise becomes incapable of acting; or

          (v) the Indenture Trustee defaults in any of its obligations under the Basic Documents and such default is not cured within 30 days after a Responsible Officer of the Indenture Trustee receives written notice of such default.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the Aggregate Invested Amount of the Notes, may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

     Section 6.09.  Successor Indenture Trustee by Merger.  If the Indenture
                    -------------------------------------
Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     Section 6.10.  Appointment of Co-Indenture Trustee or Separate Indenture
                    ---------------------------------------------------------
Trustee.  (a)  Notwithstanding any other provisions of this Indenture, at any
-------
time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Fund may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons, to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Secured Parties of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof. No such appointment of a co-trustee or a separate trustee shall relieve the Indenture Trustee of its obligations and duties hereunder.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11.  Eligibility; Disqualification.  The Indenture Trustee
                    -----------------------------
hereunder shall at all times (i) be a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States of America, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000, (iv) have unsecured and unguaranteed long-term debt obligations rated at least Baa3 by Moody's and BBB by S&P and (v) be subject to supervision or examination by federal or state authority. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall (a) give prompt notice to the Noteholders, the Issuer, the Seller and the Servicer that it has so ceased to be eligible to be the Indenture Trustee and (b) resign, upon the request of the Majority Noteholders in the manner and with the effect specified in Section 6.08.

     Section 6.12.  [Reserved].
                    ----------

     Section 6.13.  Representations, Warranties and Covenants of Indenture
                    ------------------------------------------------------
Trustee.  The Indenture Trustee hereby makes the following representations,
-------
warranties and covenants on which the Servicer, Issuer, the Seller and the Noteholders shall rely:

          (a) the Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

          (b) The Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and the other Basic Documents to which it is a party and shall have taken all necessary action to authorize the execution, deliver and performance by it of this Indenture and the other Basic Documents to which it is a party.

          (c) The execution, delivery and performance by the Indenture Trustee of this Indenture and the other Basic Documents to which it is a party shall not
(i) violate any provision of any law or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) violate any provision of the corporate charter or by-laws of the Indenture Trustee or (iii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Fund pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to materially and adversely affect the Indenture Trustee's performance or ability to perform its duties under this Indenture and the other Basic Documents to which it is a party or the transactions contemplated in this Indenture and the other Basic Documents to which it is a party.

          (d) The execution, delivery and performance by the Indenture Trustee of this Indenture and the other Basic Documents to which it is a party shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of any governmental authority or agency regulating the banking and corporate trust activities of the Indenture Trustee.

          (e) This Indenture and the other Basic Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitute the legal, valid and binding agreements of the Indenture Trustee, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

          (f) Subject to Section 6.01(g), the Indenture Trustee shall not take any action, or fail to take any action, if such action or failure to take action will materially interfere with the enforcement of any rights of the Secured Parties under this Indenture or the other Basic Documents.

     Section 6.14.  Directions to Indenture Trustee.  The Indenture Trustee is
                    -------------------------------
hereby directed:

          (i) to accept a collateral assignment of the Commercial Loans transferred to the Trust and hold the assets of the Trust Fund as security for the Secured Parties;

          (ii) to authenticate and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture;

          (iii) to execute and deliver the Basic Documents to which it is a party; and

          (iv) to take all other actions as shall be required to be taken by the terms of this Indenture.

                                  ARTICLE VII

                        Noteholders' Lists and Reports

     Section 7.01.  Issuer To Furnish Indenture Trustee Names and Addresses of
                    ----------------------------------------------------------
Noteholders.  The Issuer will furnish or cause to be furnished to the Indenture
-----------
Trustee (a) not more than five Business Days after the earlier of (i) each Record Date for a Series and (ii) four months after the last Record Date for such Series, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and (b) at such other times as the Indenture Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

     Section 7.02.  Preservation of Information; Communications to Noteholders.
                    ----------------------------------------------------------
(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA (S) 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA (S) 312(c).

     (d) The Indenture Trustee shall furnish to the Secured Parties promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Indenture Trustee under the Basic Documents.

     Section 7.03.  Fiscal Year.  Unless the Issuer otherwise determines, the
                    -----------
fiscal year of the Issuer shall end on December 31 of each year.

                                 ARTICLE VIII

                     Accounts, Disbursements and Releases

     Section 8.01.  Collection of Money.  Except as otherwise expressly provided
                    -------------------
herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture or a Terms Supplement, if any Event of Default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Fund, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     Section 8.02.  Trust Accounts.  (a)  On or prior to the Closing Date of the
                    --------------
first Series, the Issuer shall request the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Secured Parties of any Series, the Accounts as provided in Section 5.01 of the Sale and Servicing Agreement and the related Terms Supplement.

     (b) All funds required to be deposited in the Principal and Interest Account with respect to the preceding Due Period will be deposited in the Principal and Interest Account as provided in Section 4.03 of the Sale and Servicing Agreement. On or before each Determination Date, the Available Funds with respect to the preceding Due Period will be transferred from the Principal and Interest Account to the Funding Account or the Note Distribution Account as provided in Section 4.04 of the Sale and Servicing Agreement.

     (c) On each Remittance Date and Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Note Distribution Account in accordance with the provisions of Sections 5.01(b) and 5.07(b) of the Sale and Servicing Agreement and any Terms Supplement.

     (d) All moneys deposited from time to time in the Note Distribution Account pursuant to the Sale and Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders and all investments made with such moneys including all income or other gain from such investments are for the benefit of the Servicer as provided by the Sale and Servicing Agreement.

     The Indenture Trustee shall invest any funds in the Note Distribution Account as provided in the Sale and Servicing Agreement.

     Section 8.03.  Opinion of Counsel.  Except for releases or conveyances
                    ------------------
required or permitted by the Sale and Servicing Agreement and the other Basic Documents, the Indenture Trustee shall receive at least two Business Days' notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee (but subject to customary qualifications), stating the legal effect of any such action and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Secured Parties in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Fund. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

     Section 8.04.  Termination Upon Distribution to Noteholders.  This
                    --------------------------------------------
Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon termination of all Hedging Agreements and the distribution to the Hedge Counterparties, Noteholders and the Indenture Trustee of all amounts required to be distributed pursuant to
Article III and the Sale and Servicing Agreement.

     Section 8.05.  Release of Trust Fund.  (a)  Subject to the payment of its
                    ---------------------
fees and reasonable expenses, the Indenture Trustee may, and when required by the provisions of this Indenture or the other Basic Documents shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, the Sale and Servicing Agreement and the other Basic Documents. No party relying upon an instrument executed by the Indenture Trustee as provided under this Indenture or the other Basic Documents shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, and (iii) all Hedging Agreements and Term Supplement have been terminated and paid in full and all Hedge Breakage Costs have been paid, release any remaining portion of the Trust Fund from the lien of this Indenture. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate and an Opinion of Counsel.

     Section 8.06.  Surrender of Notes Upon Final Payment.  By acceptance of any
                    -------------------------------------
Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

                                  ARTICLE IX

                            Supplemental Indentures

     Section 9.01.  Supplemental Indentures Without Consent of Noteholders.  (a)
                    ------------------------------------------------------
Without the consent of the Holders of any Notes but with the prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental, in form reasonably satisfactory to the Indenture Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture and each Terms Supplement, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture and each Terms Supplement additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes of any Series, or to surrender any right or power herein conferred upon the Issuer;

          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

          (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, adversely affect the interests of the Secured Parties of any Series in any material respect;

          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

          (vii) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Series of Notes, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

          (viii) to set forth the terms of, and security for, any Series that has not theretofore been authorized by a Terms Supplement;

          (ix) to modify or eliminate any of the terms of this Indenture; provided, however, that

                 (A) such supplemental indenture shall expressly provide that any such modifications or eliminations shall not be effective with respect to any Outstanding Note of any Series created prior to the execution of such supplemental indenture; and

                 (B) the Indenture Trustee may, in its discretion, decline to enter into any such supplemental indenture which, in its reasonable opinion, would adversely affect its own rights, duties or immunities;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel that entering into such indenture supplement will not have any material adverse tax consequences to the Noteholders.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interest of any Secured Party or (ii) cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

     Section 9.02.  Supplemental Indentures With Consent of Noteholders.  The
                    ---------------------------------------------------
Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and, with the consent of the Holders of not less than a majority of the Aggregate Invested Amount of all the Notes of all Series to be affected or with the consent of the Holders of not less than a majority of the Aggregate Invested Amount of the Notes to be affected in case one or more, but less than all, of the Series of Notes are to be affected, by act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture relating to such Series or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

          (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the Sale of the Trust Fund to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

          (ii) reduce the percentage of the Invested Amount of the Notes of any Series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

          (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

          (iv) reduce the percentage of the Invested Amount of the Notes of any Series required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Fund pursuant to Section 5.04;

          (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby; or

          (vi) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Fund or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Secured Party of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of
     Section 7701(i) of the Code.

     The Indenture Trustee may in its discretion determine whether or not any Notes of any particular Series would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     It shall not be necessary for any act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes of each Series to which such amendment or supplemental indenture relates a copy of such supplemental indenture or a notice setting forth in general terms the substance of such supplemental indenture.
Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 9.03.  Execution of Supplemental Indentures.  In executing any
                    ------------------------------------
supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel (subject to customary qualifications and in reliance upon an Officer's Certificate) stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise. The Indenture Trustee shall provide copies of each supplemental indenture to the Rating Agencies.

     Section 9.04.  Effect of Supplemental Indenture.  Upon the execution of any
                    --------------------------------
supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes of each Series affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Secured Parties shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05.  [Reserved].
                     --------

     Section 9.06.  Reference in Notes to Supplemental Indentures.  Notes
                    ---------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX which relates to the Series of which such Notes are a part may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes of such Series.

                                   ARTICLE X

                                  Redemption

     Section 10.01.  Redemption.  The Notes are subject to redemption in whole,
                     ----------
but not in part, at the direction of the Servicer pursuant to Section 10.01 of the Sale and Servicing Agreement, on any Remittance Date on or after the Optional Termination Date on which the Servicer exercises its option to purchase and may cause the purchase from the Trust of all (but not fewer than all) Commercial Loans and all property theretofore acquired in respect of any Commercial Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Fund pursuant to the Sale and Servicing Agreement. The redemption price for each Series of Notes shall be equal to the Termination Price. The Indenture Trustee shall furnish the Rating Agencies notice of such redemption following its receipt of notice of such event from the Issuer. If the Notes are to be redeemed pursuant to this Section 10.01, the Issuer shall furnish notice to the Indenture Trustee not later than 20 days prior to the Redemption Date and the Issuer shall deposit with the Indenture Trustee in the Note Distribution Account, on or before the Redemption Date, the Termination Price, whereupon each Series of Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

     Section 10.02.  Form of Redemption Notice.  Notice of redemption under
                     -------------------------
Section 10.01 shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed not less than five days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the Redemption Date, at such Holder's address appearing in the Note Register.

          All notices of redemption shall state:

               (i)   the Redemption Date;

               (ii)  the Termination Price;

               (iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Termination Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and

               (iv) that interest on the Notes shall cease to accrue on the Redemption Date.

     Notice of redemption of each Series of Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note of such Series.

     Section 10.03.  Notes Payable on Redemption Date.  The Notes to be redeemed
                     --------------------------------
shall, following notice of redemption as required by Section 10.02, on the Redemption Date become due and payable at the Termination Price and (unless the Issuer shall default in the payment of the Termination Price) no interest shall accrue on the Termination Price for any period after the date to which accrued interest is calculated for purposes of calculating the Termination Price.

                                  ARTICLE XI

                                 Miscellaneous

     Section 11.01.  Compliance Certificates and Opinions, etc.    (a) Upon any
                     ------------------------------------------
application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if required, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

          (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

          (5) if the signer of such Certificate or Opinion is required to be Independent, the Statement required by the definition of the term "Independent".

     (b)  (i)    Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture and the related Terms Supplements, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the estimated fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

          (ii) Subject to clause (iii), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the estimated fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iii) Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this
Section 11.01, (A) collect, sell or otherwise dispose of Commercial Loans and Collateral as and to the extent permitted or required by the Basic Documents, or
(B) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents or (C) sell, transfer and trade Supplemental Interests (including as trade for deferred interest) as and when the Servicer believes to be beneficial and in the best interests of the Noteholders.

     Section 11.02.  Form of Documents Delivered to Indenture Trustee.  In any
                     ------------------------------------------------
case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Issuer, the Seller, or another appropriate Person, stating that the information with respect to such factual matters is in the possession of the Servicer, the Issuer, the Seller or such other Person, unless such counsel knows, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy in all material respects, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     Section 11.03.  Acts of Noteholders.  (a)  Any request, demand,
                     -------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.03.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 11.04.  Notices, etc., to Indenture Trustee Issuer and Rating
                     -----------------------------------------------------
Agencies.  Any request, demand, authorization, direction, notice, consent,
--------
waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

          (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee and received at the Corporate Trust Office, or

          (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed by nationally recognized overnight courier or by first-class, postage prepaid to the Issuer addressed to: MCG Master Trust c/o MCG Credit Corporation, 1100 Wilson Boulevard, Suite 800, Arlington VA 22209, Attention: Chief Financial Officer and General Counsel or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Seller. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, or

     Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: Moody's Investors

Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007 or (ii) in the case of Standard & Poor's, at the following address:
Standard & Poor's Corporation, 25 Broadway (20th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties; provided, however, that no notice shall be required to be given to the Rating Agencies until a Series of Notes has been rated by such Rating Agency.

     Section 11.05.  Notices to Noteholders; Waiver.  Where this Indenture
                     ------------------------------
provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, by nationally recognized overnight courier or by first-class, postage prepaid to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

     Section 11.06.  Alternate Payment and Notice Provisions.  Notwithstanding
                     ---------------------------------------
any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

     Section 11.07.  [Reserved].
                     ----------

     Section 11.08.  Effect of Headings.  The Article and Section headings
                     ------------------
herein are for convenience only and shall not affect the construction hereof.

     Section 11.09.  Successors and Assigns.  All covenants and agreements in
                     ----------------------
this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

     Section 11.10.  Separability.  In case any provision in this Indenture or
                     ------------
in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.11.  Benefits of Indenture. Nothing in this Indenture or in the
                     ---------------------
Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Fund, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 11.12.  Legal Holidays.  In any case where the date on which any
                     --------------
payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 11.13.  GOVERNING LAW.  THIS INDENTURE, EACH TERMS SUPPLEMENT AND
                     -------------
THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.14.  Counterparts.  This Indenture may be executed in any number
                     ------------
of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.15.  Issuer Obligation.  No recourse may be taken, directly or
                     -----------------
indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee and the

Trust Company shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

     Section 11.16.  No Petition.  The Indenture Trustee, by entering into this
                     -----------
Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not, until the expiration of one year and one day from the payment in full of all Notes, institute against the Seller or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

     Section 11.17.  Inspection.  The Issuer agrees that, on reasonable prior
                     ----------
notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, and in a manner that does not unreasonably interfere with the Issuer's normal operations, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times, in such reasonable manner, and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives, its legal counsel and its auditors to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder and under applicable law.

     Section 11.18.  Limitation of Liability.  It is expressly understood and
                    ------------------------
agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee on behalf of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Indenture and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Indenture or any related documents.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         MCG MASTER TRUST,
                         as Issuer

                         By:  Wilmington Trust Company
                              not in its individual capacity
                              but solely as Owner Trustee on behalf of the Trust

                         By: /s/ James P. Lawler
                            ------------------------------
                             Name: James P. Lawler
                             Title: Vice President

                         Norwest Bank Minnesota, National Association as Indenture Trustee, as Note Paying
                         Agent and as Note Registrar

                         By: /s/ Marianna C. Stershic
                            ------------------------------
                             Name: Marianna C. Sterschic
                             Title: Assistant Vice-President

STATE OF            )
                    ) ss.:
COUNTY OF           )

     On this 12th day of June, 2000 before me personally appeared James P.
             ----        ----                                     --------
Lawler             , to me known, who being by me duly sworn, did depose and
-------------------
say, that he or she resides at Wilmington_______, Delaware_____________, that he
                               ----------         --------
or she is the Vice President      of the Owner Trustee, one of the
              -------------------
corporations described in and which executed the above instrument; and that he or she signed his or her name thereto by like order.

                                /s/ Kathleen A. Pedelini
                                --------------------------------------------
                                                Notary Public
                                             Kathleen A Pedelini
                                           Notary Public-Delaware
                                   My Commission Expires Oct. 31, 2002

                                       STATE OF NEW YORK                   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this 12th day of June___, 2000 before me personally appeared Marianna
             ----        ----                                        --------
Stershic__, to me known, who being by me duly sworn, did depose and say, that he
--------
or she resides at _____________, ______________________________ ______ that he or she is the AVP___________ of the Indenture Trustee, one of the corporations
              ---
described in and which executed the above instrument; and that he or she signed his or her name thereto by like order.

                                /s/ Cheryl C. Zimmerman
                                --------------------------------------------
                                                Notary Public
                                             Cheryl C. Zimmerman
                                           Notary Public-Minnesota
                                   My Commission Expires Jan. 31, 2005

                                                                       EXHIBIT A
                                [FORM OF NOTE]

                               MCG MASTER TRUST

                            MCG MASTER TRUST NOTES

          THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB") PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a)(1)-(3) OR (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE INDENTURE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE INDENTURE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (4) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIROR THAT EITHER: (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, OR (II) PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 OR SOME OTHER PROHIBITED TRANSACTION EXEMPTION IS APPLICABLE TO THE PURCHASE AND HOLDING OF THIS NOTE BY THE ACQUIROR.

          THE PRINCIPAL OF THIS NOTE WILL VARY AS ADVANCES ARE MADE AND PAID DOWN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF

THIS NOTE AT ANY TIME MAY BE LESS THAN THE MAXIMUM AMOUNT SHOWN ON THE FACE HEREOF.

                                                 $_____________ (Maximum Amount)
          No. A-


                      SEE REVERSE FOR CERTAIN DEFINITIONS



          MCG Master Trust, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ______________________ , or registered assigns, its Percentage Interest of the principal amount of Advances that remain unpaid from time to time in accordance with the terms of the Indenture and the other Basic Documents; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the ________________ Remittance Date (the "Final Maturity Date") and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture.

          The principal of and interest on this Series ___ Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Series ___ Note (including Breakage Costs, if any) and then to the unpaid principal of this Note.

          Reference is made to the further provisions of this Series ___ Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series ___ Note.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Series
___ Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.



Date:                         MCG MASTER TRUST


                              By:   WILMINGTON TRUST COMPANY
                                    not in its individual capacity but solely as
                                    Owner Trustee under the Trust Agreement,


                                    By:_______________________________

                                         Authorized Signatory



               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of MCG Master Trust designated above and referred to in the within-mentioned Indenture.



Date: Norwest Bank Minnesota, National Association, not in its individual capacity but solely as Indenture Trustee,


                              By: _______________________________

                                    Authorized Signatory

                               [REVERSE OF NOTE]

               This Note is one of a duly authorized issue of Notes of the Issuer, designated as its MCG Master Trust Notes (herein called the "Notes"), all issued under an Indenture dated as of June 1, 2000 as supplemented by the Terms Supplement dated as of June 1, 2000 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

          As described above, the entire unpaid principal amount of this Series
___ Note shall be due and payable on the earlier of the Final Maturity Date and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Series
___ Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Series ___ Notes have been declared to be immediately due and payable in the manner provided in of the Indenture. All principal payments on the Series ____ Notes shall be made pro rata to the Noteholders entitled thereto.

          Each Noteholder, by acceptance of a Series ___ Note , covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Series ___ Notes or under any certificate or other writing delivered in connection therewith, against the Seller, the Servicer, the Originator, the Indenture Trustee or the Owner Trustee in its individual capacity or any of their affiliates.

          On each Remittance Date, the Indenture Trustee or Paying Agent shall distribute to the Person in whose name this Series ___ Note is registered at the close of business on the last day of the month next preceding the month of such distribution (the "Record Date"), an amount equal to the product of the Percentage Interest of the Class of Notes evidenced by this Series ____ Note and the amount required to be distributed to Holders of Notes on such Remittance Date pursuant to Section 3.05 of the Indenture.

          During each Interest Accrual Period, this Series ___ Note will bear interest at the then applicable Interest Rate.

          Distributions on this Note will be made by the Indenture Trustee or Paying Agent by check or by wire transfer of immediately available funds, as set forth in the Sale and Servicing Agreement, to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor.

          Notwithstanding the above, the final distribution on this Series ___ Note will be made after due notice by the Indenture Trustee of the pendency of such distribution and only upon presentation and surrender of this Note at the office or agency maintained for that purpose by the Note Registrar.

          As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Note Distribution Account, the Funding Account and the Expense Account may be made by the Indenture Trustee from time to time for purposes other than distributions to Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Instruments.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register upon surrender of this Note for registration of transfer at the offices or agencies maintained by the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Indenture Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

          The Series ___ Note is issuable only as a registered Note. As provided in the Indenture and subject to certain limitations therein set forth, the Series ___ Note is exchangeable for a new Series ___ Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith; provided, however, that a service charge may be made with respect to replacing any mutilated, destroyed, lost or stolen Notes.

          The Servicer, the Seller, the Indenture Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

          The obligations and responsibilities created by the Indenture shall terminate upon the payment to Noteholders of such Series of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust.

                                  ASSIGNMENT



          Social Security or taxpayer I.D. or other identifying number of assignee

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
______________________________________________________________________
                    (name and address of assignee)

          the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  _______________________          __________________________________/1/
                                         Signature Guaranteed:


_______________________
/1/ NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT B

                           Commercial Loan Schedule


              See Exhibit H of the Sale and Servicing Agreement.

                                                                       EXHIBIT C

                           WIRING INSTRUCTIONS FORM

                                                           _______________, 19__

[Paying Agent]
[Trustee]
________________________
________________________
________________________

Re:  MCG Master Trust Notes Series
     -----------------------------

Dear Sir:

In connection with the sale of the above-captioned Note by __________________________ to _____________________________ ("Transferee") you,
as Paying Agent, are instructed to make all remittances to Transferee as Noteholder as of ____________, 20__ by wire transfer. For such wire transfer, the wiring instructions are as follows:

                          ___________________________
                          ___________________________
                          ___________________________



                              ________________________________
                                    Transferee



Noteholder's mailing address:


Name:

Address:

                                                                       EXHIBIT D

                           FORM OF TRANSFEREE LETTER


MCG Credit Corporation
 as Servicer
1100 Wilson Boulevard,
Suite 800
Arlington, VA 22209
Attention:  _______________

Norwest Bank Minnesota, National Association
 as Indenture Trustee
Norwest Center
6/th/ and Marquette Streets,
MAC #N9311-161
Minneapolis, Minnesota 55479
Attention:  Corporate Trust Services-Asset Backed Administration

__________,

Re:  MCG Trust Notes Series
     ----------------------


Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Notes, we certify that
(a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional "Accredited Investor," as defined in the Indenture pursuant to which the Notes were issued (the "Indenture"), and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Notes, (c) we have had the opportunity to ask questions of and receive answers from the Originator and Servicer concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (d) we are acquiring the Notes for investment for our own account and not with a view to any distribution of such Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Notes in accordance with clause (f) below),
(e) we have not offered or sold any Notes to, or solicited offers to buy any Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (f) we will not sell, transfer or otherwise dispose of any Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate if required by the Indenture, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture, (g) the purchaser is not acquiring a Note, directly or indirectly, for or on behalf of an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity, the assets of which would be deemed plan assets under the Department of Labor regulations set forth at 29 C.F.R. (S)2510.3-101; unless the purchaser is acquiring a Note and Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 92-23 or some other applicable prohibited transaction exemption is applicable to the acquisition and holdings of such Note and (h) for purposes of Section 3(c)(1)(A) of the Investment Company Act, the transferee shall be counted as one purchaser.


                                    Very truly yours,


                                    _________________________
                                    Print Name of Transferee


                                    By: _____________________
                                        Authorized Officer

                                                                       EXHIBIT E

                        FORM OF RULE 144A CERTIFICATION


MCG Credit Corporation, as Servicer
1100 Wilson Boulevard, Suite 800
Arlington,  VA   22209
Attention:  _________________

Norwest Bank Minnesota, National Association, as Indenture Trustee
Norwest Center
6/th/ and Marquette Streets
MAC #N9311-161
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Services - Asset Backed Administration

                                          __________, 20__

               Re:  MCG Master Trust Notes, Series _______,
                    Class ________________________________


Ladies and Gentlemen:

     In connection with our acquisition of the above Notes we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Originator and Servicer concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Notes, any interest in the Notes or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Notes, any interest in the Notes or any other similar security from, or otherwise approached or negotiated with respect to the Notes, any interest in the Notes or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Notes under the Act or that would render the disposition of the Notes a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Notes, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act and have completed the form of certification to that effect attached hereto as Annex 1, (e) we are not acquiring a Note, directly or indirectly, for or on behalf of an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity, the assets of which would be deemed plan assets under the Department of Labor regulations set forth at 29 C.F.R. (S)2510.3-101; unless we are acquiring a Note and Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 92-23 or some other applicable prohibited transaction exemption is applicable to the acquisition and holdings of such Class Note, and (f) if we are acquiring a subordinated Note, we are a U.S. Person, as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Notes for our own account or for resale pursuant to Rule 144A and further, understand that such Notes may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.

                                    Very truly yours,


                                    _________________________
                                    Print Name of Transferee


                                    By: ____________________
                                        Authorized Officer

                                                            ANNEX 1 TO EXHIBIT E
                                                            --------------------

                            [FORM OF CERTIFICATION]
                                                                          [Date]
MCG Credit Corporation, as Servicer
1100 Wilson Boulevard, Suite 800
Arlington,  VA 22209
Attention:  _________________

Norwest Bank Minnesota, National Association, as Indenture Trustee
Norwest Center
6/th/ and Marquette Streets
MAC #N9311-161
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Services - Asset Backed Administration

                                          __________, 20__

               Re:  MCG Master Trust Notes, Series _______,
                    Class ________________________________


Ladies and Gentlemen:

     In connection with our purchase of the Notes, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owns and/or invests on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and currency, interest rate and commodity swaps), as described below:

    Amount:/2/  $_________________; and

2.  The dollar amount set forth above is:

    a. greater than $3 million and the undersigned is one of the following entities:

        (1)   [_]     an insurance company as defined in Section 2(13) of the
                      Act;* or


/2/    Must be calculated using only securities which the undersigned beneficially held as of the date below.

* A purchase by an insurance company for one or more of its separate accounts, as defined by section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

        (2)   [_]     an investment company registered under the Investment
                      Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or as defined in Section 202(a)(22) of the Investment
                      Advisers Act of 1940; or

        (3)   [_]     a Small Business Investment Company licensed by the U.S.
                      Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

        (4)   [_]     a plan (i) established and maintained by a state, its
                      political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

        (5)   [_]     a corporation (other than a U.S. bank, savings and loan
                      association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

        (6)   [_]     a U.S. bank, savings and loan association or equivalent
                      foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of sale in the case of a U.S.
                      institution or 18 months in the case of a foreign institution.; or

        (7)   [_]     an investment adviser registered under the Investment
                      Advisers Act; or

    b.  [_]   greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

    c.  [_]   less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in riskless principal transactions (as defined in Rule
              144A); or

    d.  [_]   less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least
              $100 million of eligible securities; or

    e.  [_]   less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

        The undersigned further certifies that it is purchasing Notes for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Notes is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Notes may be resold, pledged or transferred only to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A.

        The undersigned agrees that if at some time before the expiration of the holding period described in Rule 144 it wishes to dispose of or exchange any of the Notes, it will not transfer or exchange any of the Notes to a Qualified Institutional Buyer without first obtaining a letter in the form hereof from the transferee and delivering such certificate to the addressees hereof.

        IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Qualified Institutional Buyer on the _____ day of ___________, 20__.

                                      Name of Institution
                                      Signature
                                      Name
                                      Title**


________________________
**  Must be President, Chief Financial Officer, or other executive officer.